[US BANCORP LOGO]

    601 Second Ave. South               NEWS RELEASE
    Minneapolis, MN  55402


                    Contact:
                    Steve Dale         H.D. McCullough        Judith T. Murphy
                    Media Relations    Investor Relations     Investor Relations
                    (612) 973-0898     (612) 973-2261         (612) 973-2264

               U.S. BANCORP REPORTS EARNINGS FOR 4TH QUARTER 2001

----------------------------------------------------------------------------------------------------------------------------------
   EARNINGS SUMMARY                                                                                                     TABLE 1
----------------------------------------------------------------------------------------------------------------------------------
   ($ in millions, except per-share data)                                       PERCENT   PERCENT
                                                                                 CHANGE   CHANGE     FULL      FULL
                                                     4Q        3Q        4Q     4Q01 VS   4Q01 VS    YEAR      YEAR     PERCENT
                                                    2001      2001      2000      3Q01     4Q00      2001      2000     CHANGE
                                                  -------------------------------------------------------------------------------
   Before merger and restructuring-related items*:
       Operating earnings                            $785.2    $149.7    $824.2       nm     (4.7)  $2,550.8  $3,106.9    (17.9)
       Earnings per common share (diluted)             0.40      0.08      0.43       nm     (7.0)      1.32      1.62    (18.5)
       Cash earnings per common share                  0.48      0.15      0.49       nm     (2.0)      1.59      1.82    (12.6)
       (diluted)**

   Net income                                         695.4      38.7     768.7       nm     (9.5)   1,706.5   2,875.6    (40.7)
   Earnings per common share (diluted)                 0.36      0.02      0.40       nm    (10.0)      0.88      1.50    (41.3)
   Cash earnings per common share (diluted)**          0.43      0.09      0.46       nm     (6.5)      1.15      1.70    (32.4)

   Dividends paid per common share                   0.1875    0.1875    0.1625       --      15.4      0.75      0.65      15.4

   Book value per common share (period-end)            8.43      8.54      7.97    (1.3)       5.8

   Return on average common equity***(%)               18.6       3.5      22.2                         15.7      21.6
   Return on average assets*** (%)                     1.85      0.35      2.02                         1.54      1.96

   Net interest margin (%)                             4.60      4.42      4.33                         4.45      4.36
   Efficiency ratio*** (%)                             50.4      49.5      47.8                         49.5      48.8

    *  merger and restructuring-related items (net of taxes) totaled $89.8 million in 4Q01, $111.0 million in 3Q01 and $55.5 million in 4Q00 merger and restructuring-related items (net of taxes) totaled $844.3 million in full year 2001 and
       $231.3 million in full year 2000
   **  calculated by adding amortization of goodwill and other intangible assets to operating earnings and net income
   *** before merger and restructuring-related items
   nm  percentage is not meaningful or distorted due to 3Q01 provision for credit losses and other charges
----------------------------------------------------------------------------------------------------------------------------------

MINNEAPOLIS, January 15, 2002 - U.S. Bancorp (NYSE: USB) today reported operating earnings of $785.2 million for the fourth quarter of 2001, compared with $824.2 million for the fourth quarter of 2000. Operating earnings of $.40 per diluted share in the fourth quarter of 2001 were lower than the same period of 2000 by $.03, or 7.0 percent. Operating earnings on a cash basis were $.48 per diluted share in the fourth quarter of 2001, compared with $.49 in the fourth quarter of 2000. Return on average common equity and return on average assets, excluding merger and restructuring-related

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 2



items, were 18.6 percent and 1.85 percent, respectively, in the fourth quarter of 2001, compared with returns of 22.2 percent and 2.02 percent in the fourth quarter of 2000.

U.S. Bancorp (the "Company") is the organization created by the merger of Firstar Corporation ("FSR") of Milwaukee, Wisconsin and the former U.S. Bancorp ("USB") of Minneapolis, Minnesota. The merger was completed on February 27, 2001, as a pooling-of-interests, and prior periods have been restated.

Including after-tax merger and restructuring-related items of $89.8 million in the fourth quarter of 2001 and $55.5 million in the fourth quarter of 2000, the Company recorded net income for the fourth quarter of 2001 of $695.4 million, or $.36 per diluted share, compared with $768.7 million, or $.40 per diluted share, for the same period of 2000.

U.S. Bancorp President and Chief Executive Officer Jerry A. Grundhofer said, "I am very pleased with the Company's overall results in the fourth quarter, but I am particularly pleased with the revenue momentum that was established. Equally important, we continued to make significant progress against our primary corporate objectives of reducing the risk profile of the Company, improving credit quality and completing the seamless integration of Firstar and U.S. Bancorp on schedule. U.S. Bancorp is now well positioned to withstand the current economic environment and to capitalize on growth opportunities as the economy improves. In addition, the integration is on target to be completed by the end of the third quarter of 2002. The success of our integration efforts to date and the benefits of the merger became evident in our fourth quarter results. The Five Star Service Guarantee is in place across the entire Company and service quality is at extremely high levels, which is reflected in our ability to retain existing customers, attract significant new business and grow revenues. I am proud of our accomplishments in the quarter and of the dedicated employees of U.S. Bancorp who are committed to seeing these trends continue in 2002."

Total revenue on a taxable-equivalent basis for the fourth quarter of 2001 grew by $181.3 million, or 6.4 percent, over the fourth quarter of 2000, primarily due to improvement in the net interest margin, acquisitions, core banking growth, and securities gains, partially offset by a reduction

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 3



in capital markets-related revenue, trust and investment management fees, earnings from equity investments, and further impairment of retail lease residuals recognized in the fourth quarter of 2001.

Total noninterest expense, before merger and restructuring-related items, increased over the fourth quarter of 2000 by $156.1 million, or 11.6 percent, primarily reflecting acquisitions and an additional impairment of mortgage servicing rights (MSR) recognized in the fourth quarter of 2001.

Provision for credit losses for the fourth quarter of 2001 increased by $36.3 million, or 15.8 percent, over the fourth quarter of 2000, reflecting an increase in charge-offs quarter over quarter resulting from deterioration in economic conditions and credit quality relative to a year ago.

Net charge-offs in the fourth quarter of 2001 were $265.8 million, compared with the third quarter of 2001 net charge-offs of $563.3 million and fourth quarter of 2000 net charge-offs of $229.5 million. Net charge-offs in the third quarter of 2001 included approximately $313.2 million of charge-offs related to management's decision to accelerate its workout strategy for certain borrowers, as well as the recognition of collateral and credit deterioration in the transportation, manufacturing, communications and technology sectors. Nonperforming assets decreased from $1,132.4 million at September 30, 2001, to $1,120.0 million at December 31, 2001, primarily reflecting management's credit quality initiatives. The ratio of allowance for credit losses to nonperforming loans was 245 percent at December 31, 2001, compared with 243 percent at September 30, 2001.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 4


INCOME STATEMENT HIGHLIGHTS                                                                                             TABLE 2
----------------------------------------------------------------------------------------------------------------------------------
   (Taxable-equivalent basis, $ in millions,                                    PERCENT   PERCENT
         except per-share data)                                                  CHANGE   CHANGE     FULL      FULL
                                                     4Q        3Q        4Q     4Q01 VS   4Q01 VS    YEAR      YEAR     PERCENT
                                                    2001      2001      2000      3Q01     4Q00      2001      2000     CHANGE
                                                  -------------------------------------------------------------------------------
   Net interest income                             $1,684.8  $1,619.8  $1,562.2      4.0       7.8  $6,464.7  $6,135.0       5.4
   Noninterest income*                              1,323.6   1,308.3   1,264.9      1.2       4.6   5,297.2   4,883.2       8.5
                                                  ------------------------------                   --------------------
       Total revenue                                3,008.4   2,928.1   2,827.1      2.7       6.4  11,761.9  11,018.2       6.7
   Noninterest expense*                             1,503.9   1,418.7   1,347.8      6.0      11.6   5,658.8   5,368.3       5.4
                                                  ------------------------------                   --------------------
       Operating income before provision and
             merger and restructuring-related
             items                                  1,504.5   1,509.4   1,479.3    (0.3)       1.7   6,103.1   5,649.9       8.0
   Provision for credit losses*                       265.8   1,275.0     229.5   (79.2)      15.8   2,146.6     828.0        nm
                                                  ------------------------------                   --------------------
   Income before taxes, merger and
       restructuring-related items                  1,238.7     234.4   1,249.8       nm     (0.9)   3,956.5   4,821.9    (17.9)
   Taxable-equivalent adjustment                        9.9      10.7      20.7    (7.5)    (52.2)      55.9      85.4    (34.5)
   Income taxes*                                      443.6      74.0     404.9       nm       9.6   1,349.8   1,629.6    (17.2)
                                                  ------------------------------                   --------------------
   Income before merger and
       restructuring-related items                    785.2     149.7     824.2       nm     (4.7)   2,550.8   3,106.9    (17.9)
   Merger and restructuring-related items
   (after-tax)                                       (89.8)   (111.0)    (55.5)   (19.1)     61.8    (844.3)   (231.3)        nm
                                                  ------------------------------                   --------------------
   Net income                                        $695.4     $38.7    $768.7       nm     (9.5)  $1,706.5  $2,875.6    (40.7)
                                                  ==============================                   ====================

   Per diluted common share:
       Earnings, before merger and
          restructuring-related items                 $0.40     $0.08     $0.43       nm     (7.0)     $1.32     $1.62    (18.5)
                                                  ==============================                   ====================
       Earnings on a cash basis**, before
          merger and restructuring-related items      $0.48     $0.15     $0.49       nm     (2.0)     $1.59     $1.82    (12.6)
                                                  ==============================                   ====================

       Net income                                     $0.36     $0.02     $0.40       nm    (10.0)     $0.88     $1.50    (41.3)
                                                  ==============================                   ====================
       Earnings on a cash basis**                     $0.43     $0.09     $0.46       nm     (6.5)     $1.15     $1.70    (32.4)
                                                  ==============================                   ====================

    *  before effect of merger and restructuring-related items
   **  calculated by adding amortization of goodwill and other intangible assets to operating earnings and net income nm  percentage is not meaningful or distorted due to 3Q01 provision for credit losses and other charges
----------------------------------------------------------------------------------------------------------------------------------

Net Interest Income

Fourth quarter net interest income on a taxable-equivalent basis was $1,684.8 million, compared with $1,562.2 million recorded in the fourth quarter of 2000. Average earning assets for the period increased over the fourth quarter of 2000 by $1.7 billion, or 1.2 percent, primarily driven by increases in the investment portfolio, core retail loan growth and the impact of acquisitions, partially offset by a $4.3 billion reduction related to transfers of low margin, higher quality, commercial loans

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 5



to Stellar Funding Group, Inc. (the "loan conduit"), a $2.8 billion decline in lower margin residential mortgages, and the sale of indirect automobile and high LTV home equity loans in the first quarter of 2001. The net interest margin in the fourth quarter of 2001 was 4.60 percent, compared with 4.42 percent in the third quarter of 2001 and 4.33 percent in the fourth quarter of 2000. The improvement in the net interest margin in the fourth quarter of 2001 over the fourth quarter of 2000 and the third quarter of 2001 reflects the funding benefits of the declining rate environment, a more favorable funding mix and improving spreads due to product re-pricing dynamics and loan conduit transfers, partially offset by lower yields on the investment portfolio.

----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST MARGIN                                                                                                     TABLE 3
----------------------------------------------------------------------------------------------------------------------------------
   (Taxable-equivalent basis, $ in millions)
                                           4Q 2001                            3Q 2001                    4Q 2001 VS 3Q 2001
                                ------------------------------    -------------------------------  -------------------------------
                                                       Yields                             Yields                           Yields
                                                        and                                And                              And
                                 Balance    Interest   Rates       Balance    Interest    Rates     Balance    Interest    Rates
                                --------------------------------------------------------------------------------------------------
   Earning assets               $ 145,650  $  2,529.3   6.90 %    $ 145,828   $ 2,729.1    7.44 %   $   (178)  $  (199.8)   (0.54) %

   Interest-bearing liabilities   118,689       844.5   2.82        119,933     1,109.3    3.67       (1,244)     (264.8)   (0.85)
                                ------------------------------    -------------------------------  -------------------------------
      Gross interest margin                             4.08                               3.77                              0.31
   Net free funds               $  26,961               0.52      $  25,895                0.65     $  1,066                (0.13)
                                ----------            --------    ----------             --------  ---------              --------
      Net interest margin                  $  1,684.8   4.60 %                $ 1,619.8    4.42 %              $    65.0     0.18  %
                                          --------------------               --------------------             ----------------------

                                           4Q 2001                            4Q 2000                    4Q 2001 VS 4Q 2000
                                ------------------------------    -------------------------------  -------------------------------
                                                       Yields                             Yields                           Yields
                                                        and                                And                              And
                                 Balance    Interest   Rates       Balance    Interest    Rates     Balance    Interest    Rates
                                --------------------------------------------------------------------------------------------------

   Earning assets               $ 145,650  $  2,529.3   6.90 %    $ 143,909   $ 3,179.7    8.80 %   $  1,741   $  (650.4)   (1.90) %

   Interest-bearing liabilities   118,689       844.5   2.82        118,616     1,617.5    5.43           73      (773.0)   (2.61)
                                ------------------------------    -------------------------------  -------------------------------
      Gross interest margin                             4.08                               3.37                              0.71
   Net free funds               $  26,961               0.52      $  25,293                0.96     $  1,668                (0.44)
                                ----------            --------    ----------             --------  ----------           ----------
      Net interest margin                  $  1,684.8   4.60 %                $ 1,562.2    4.33 %              $   122.6     0.27  %
                                          --------------------               --------------------             ----------------------
                                       FULL YEAR 2001                    FULL YEAR 2000                  FY 2001 VS FY 2000
                                ------------------------------    -------------------------------  -------------------------------
                                                       Yields                             Yields                           Yields
                                                        and                                And                              And
                                 Balance    Interest   Rates       Balance    Interest    Rates     Balance    Interest    Rates
                                --------------------------------------------------------------------------------------------------

   Earning assets               $ 145,165  $ 11,139.5   7.67 %    $ 140,606   $12,157.9    8.65 %   $  4,559   $(1,018.4)   (0.98) %

   Interest-bearing liabilities   119,390     4,674.8   3.92        116,002     6,022.9    5.19        3,388    (1,348.1)   (1.27)
                                ------------------------------    -------------------------------  -------------------------------
      Gross interest margin                             3.75                               3.46                              0.29
   Net free funds               $  25,775               0.70      $  24,604                0.90     $  1,171                (0.20)
                                ----------            --------    ----------             --------  ----------           ----------
      Net interest margin                  $  6,464.7   4.45 %                $ 6,135.0    4.36 %              $   329.7     0.09  %
                                          --------------------               --------------------             ----------------------

----------------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 6


----------------------------------------------------------------------------------------------------------------------------
   AVERAGE LOANS                                                                                                  TABLE 4
----------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                                       PERCENT   PERCENT
                                                                          CHANGE   CHANGE      FULL       FULL
                                            4Q         3Q         4Q     4Q01 VS   4Q01 VS     YEAR       YEAR     PERCENT
                                           2001       2001       2000      3Q01     4Q00       2001       2000     CHANGE
                                        ------------------------------------------------------------------------------------
   Commercial                              $40,774   $ 43,698   $ 46,886    (6.7)    (13.0)   $ 44,220   $ 45,550   (2.9)
   Lease financing                           5,848      5,925      5,603    (1.3)       4.4      5,852      4,512    29.7
                                        ---------------------------------                   ----------------------
         Total commercial                   46,622     49,623     52,489    (6.0)    (11.2)     50,072     50,062
                                                                                                                    --

   Commercial mortgages                     18,805     18,918     19,368    (0.6)     (2.9)     19,004     19,158   (0.8)
   Construction and development              6,663      7,140      7,126    (6.7)     (6.5)      7,077      6,882     2.8
                                        ---------------------------------                   ----------------------
         Total commercial real estate       25,468     26,058     26,494    (2.3)     (3.9)     26,081     26,040     0.2

   Residential mortgages                     6,052      6,634      8,840    (8.8)    (31.5)      6,868      9,578  (28.3)

   Credit card                               5,607      5,712      5,216    (1.8)       7.5      5,645      4,982    13.3
   Retail leasing                            4,821      4,630      3,957      4.1      21.8      4,553      3,139    45.0
   Other retail                             25,578     24,757     25,185      3.3       1.6     24,958     24,516     1.8
                                        ---------------------------------                   ----------------------
         Total retail                       36,006     35,099     34,358      2.6       4.8     35,156     32,637     7.7

   Total loans                            $114,148   $117,414   $122,181    (2.8)     (6.6)   $118,177   $118,317   (0.1)
                                        =================================                   ======================

   Total loans, excl. residential
   mortgages                              $108,096   $110,780   $113,341    (2.4)     (4.6)   $111,309   $108,739     2.4
                                        =================================                   ======================

----------------------------------------------------------------------------------------------------------------------------

         Average loans for the fourth quarter of 2001 were $8.0 billion, or 6.6 percent, lower than the fourth quarter of 2000. Year-over-year loan growth was impacted by several management actions, including the first quarter of 2001 sale of the home equity and indirect automobile loan portfolios, the transfer of a discontinued unsecured small business product to loans held for sale, branch divestitures, and transfers of short-term, high quality, commercial loans to the loan conduit. In addition, the Company continued to reduce its lower margin residential mortgage portfolio. Excluding residential mortgage loans, average loans for the fourth quarter were lower by $5.2 billion, or 4.6 percent, than the fourth quarter of 2000. On a core basis, loan growth was essentially flat from a year ago, with growth in retail loans offset by a decline in commercial loan balances.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 7



         Excluding residential mortgage loans, average loans for the fourth quarter of 2001 were lower than the third quarter of 2001 by $2.7 billion, or
2.4 percent, primarily reflecting the transfer of commercial loans to the conduit.

         Investment securities at December 31, 2001, were $9.0 billion more than at December 31, 2000, and $980 million higher than at September 30, 2001, reflecting net purchases of securities. Average investment securities for the fourth quarter of 2001 were $8.4 billion, or 48.9 percent, higher than the same of quarter of 2000.

----------------------------------------------------------------------------------------------------------------------------
   AVERAGE DEPOSITS                                                                                               TABLE 5
----------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                                       PERCENT   PERCENT
                                                                          CHANGE   CHANGE
                                            4Q         3Q         4Q     4Q01 VS   4Q01 VS  FULL YEAR  FULL YEAR   PERCENT
                                           2001       2001       2000      3Q01     4Q00       2001       2000     CHANGE
                                        ------------------------------------------------------------------------------------
   Noninterest-bearing deposits            $27,189   $ 25,106   $ 23,901      8.3      13.8   $ 25,109   $ 23,820      5.4
   Interest-bearing deposits
       Interest checking                    14,428     13,842     13,033      4.2      10.7     13,962     13,035      7.1
       Money market accounts                25,279     25,168     23,447      0.4       7.8     24,932     22,774      9.5
       Savings accounts                      4,666      4,587      4,634      1.7       0.7      4,571      5,027    (9.1)
       Time certificates of deposit
        less than $100,000                  21,455     22,641     25,707    (5.2)    (16.5)     23,328     25,861    (9.8)
       Time certificates of deposit
        greater than $100,000                9,840     13,887     14,233   (29.1)    (30.9)     13,054     12,909      1.1
                                        ---------------------------------                   ----------------------
           Total interest-bearing
            deposits                        75,668     80,125     81,054    (5.6)     (6.6)     79,847     79,606      0.3
                                        ---------------------------------                   ----------------------
   Total deposits                         $102,857   $105,231   $104,955    (2.3)     (2.0)   $104,956   $103,426      1.5
                                        =================================                   ======================

----------------------------------------------------------------------------------------------------------------------------

         Average noninterest-bearing deposits in the fourth quarter of 2001 were higher than the fourth quarter of 2000 by $3.3 billion, or 13.8 percent. Average interest-bearing deposits, however, declined by $5.4 billion, or 6.6 percent, from the fourth quarter of 2000. Growth in average interest checking and money market deposits was more than offset by reductions in the average balances of higher cost savings certificates and time deposits greater than $100,000. The decline in savings certificates and time deposits greater than $100,000 reflects funding decisions toward more favorably priced wholesale funding sources given the recent rate environment.

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 8


----------------------------------------------------------------------------------------------------------------------------------
   NONINTEREST INCOME                                                                                                   TABLE 6
----------------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                                              PERCENT   PERCENT
                                                                                 CHANGE   CHANGE     FULL      FULL
                                                     4Q        3Q        4Q     4Q01 VS   4Q01 VS    YEAR      YEAR     PERCENT
                                                    2001      2001      2000      3Q01     4Q00      2001      2000     CHANGE
                                                  -------------------------------------------------------------------------------


   Credit card fee revenue                           $192.2    $192.2    $210.8       --     (8.8)    $774.3    $761.8       1.6
   Merchant and ATM processing revenue                169.9     138.5      53.9     22.7        nm     428.8     230.3      86.2
   Trust and investment management fees               215.2     226.2     233.8    (4.9)     (8.0)     894.4     926.2     (3.4)
   Deposit service charges                            168.7     168.7     145.4     --        16.0     660.6     551.1      19.9
   Cash management fees                                95.9      89.7      71.8      6.9      33.6     347.3     292.4      18.8
   Mortgage banking revenue                            68.5      60.3      54.4     13.6      25.9     234.0     189.9      23.2
   Trading account profits and commissions             50.3      43.6      62.4     15.4    (19.4)     221.6     258.4    (14.2)
   Investment products fees and commissions           112.2     108.0     108.9      3.9       3.0     460.1     466.6     (1.4)
   Investment banking revenue                          70.0      56.9      92.8     23.0    (24.6)     258.2     360.3    (28.3)
   Commercial product revenue                         119.8      96.2      85.2     24.5      40.6     385.9     304.4      26.8
   Securities gains, net                               22.0      59.8       7.0   (63.2)        nm     329.1       8.1        nm
   Other                                               38.9      68.2     138.5   (43.0)    (71.9)     302.9     533.7    (43.2)
                                                   ----------------------------                     ------------------
       Subtotal                                     1,323.6   1,308.3   1,264.9      1.2       4.6   5,297.2   4,883.2       8.5

   Merger and restructuring-related gains               --        --        --                          62.2       --
                                                   ----------------------------                     ------------------

   Total noninterest income                        $1,323.6  $1,308.3  $1,264.9                     $5,359.4  $4,883.2
                                                   ============================                     ==================

   nm  percentage is not meaningful
----------------------------------------------------------------------------------------------------------------------------------



Noninterest Income

      Fourth quarter noninterest income was $1,323.6 million, an increase of $58.7 million, or 4.6 percent, from the same quarter of 2000, and a $15.3 million, or 1.2 percent, increase from the third quarter of 2001. Credit card fee revenue was lower in the fourth quarter of 2001 over the same period of 2000 by $18.6 million, or 8.8 percent, primarily due to lower corporate card transaction volumes. Merchant and ATM processing revenue was higher in the fourth quarter of 2001 over the same period of 2000 by $116.0 million, principally due to the acquisition of NOVA. Commercial product revenue, cash management fees, deposit service charges, and mortgage banking revenue also improved in the fourth quarter of 2001 over the fourth quarter of 2000 by $34.6 million (40.6 percent), $24.1 million (33.6 percent), $23.3 million (16.0 percent), and $14.1 million (25.9 percent), respectively. The increase in cash management fees and commercial product revenue was primarily

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 9




driven by the growth in core business, loan conduit activities and product enhancements. The increase in deposit service charges was primarily due to the alignment and re-design of products and features following the Firstar/U.S. Bancorp merger. Mortgage banking revenue increased in the fourth quarter of 2001 compared with the fourth quarter of 2000 due to increases in origination and sales fees and loan servicing revenue, partially offset by a decrease in gain on the sale of servicing rights. Capital markets-related revenue declined $31.6 million, or 12.0 percent, reflecting softness in equity capital markets since late 2000. Other income declined $99.6 million from a year ago, primarily reflecting a $10 million impairment of retail leasing residuals in the fourth quarter of 2001 and a decline in the level of equity investment earnings compared with the fourth quarter of 2000.

      Noninterest income increased in the fourth quarter of 2001 by $15.3 million, or 1.2 percent, over the third quarter of 2001. Merchant and ATM processing revenue increased by $31.4 million, or 22.7 percent, over the third quarter of 2001, primarily due to the timing of the NOVA acquisition, which closed on July 24, 2001. Positive variances in the majority of the fee income categories, including capital market-related revenues, were partially offset by reductions in securities gains, trust and investment management fees and other income. Other income in the fourth quarter of 2001 declined by $29.3 million, or
43.0 percent, from the third quarter of 2001, primarily due to the impact of valuation adjustments to equity investments during late 2001.

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 10


------------------------------------------------------------------------------------------------------------------------------------
   NONINTEREST EXPENSE                                                                                                  TABLE 7

------------------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                                              PERCENT   PERCENT
                                                                                 CHANGE   CHANGE     FULL      FULL
                                                     4Q        3Q        4Q     4Q01 VS   4Q01 VS    YEAR      YEAR     PERCENT
                                                    2001      2001      2000      3Q01     4Q00      2001      2000     CHANGE
                                                  -------------------------------------------------------------------------------

   Salaries                                          $605.8    $580.3    $593.7      4.4       2.0  $2,347.1  $2,427.1     (3.3)
   Employee benefits                                   82.0      85.4      98.2    (4.0)    (16.5)     366.2     399.8     (8.4)
   Net occupancy                                      103.9     102.5     104.2      1.4     (0.3)     417.9     396.9       5.3
   Furniture and equipment                             78.8      74.9      76.2      5.2       3.4     305.5     308.2     (0.9)
   Communication                                       43.0      49.4      35.7   (13.0)      20.4     181.4     138.8      30.7
   Postage                                             44.4      44.7      44.2    (0.7)       0.5     179.8     174.5       3.0
   Goodwill                                            62.4      62.3      62.2      0.2       0.3     251.1     235.0       6.9
   Other intangible assets                             93.0      84.8      39.8      9.7        nm     278.4     157.3      77.0
   Other                                              390.6     334.4     293.6     16.8      33.0   1,331.4   1,130.7      17.8
                                                  ------------------------------                   --------------------
       Subtotal                                     1,503.9   1,418.7   1,347.8      6.0      11.6   5,658.8   5,368.3       5.4

   Merger and restructuring-related charges           140.6     148.8      84.1                        946.4     348.7
                                                  ------------------------------                   --------------------

   Total noninterest expense                       $1,644.5  $1,567.5  $1,431.9                     $6,605.2  $5,717.0
                                                  ==============================                   ====================

   nm  percentage is not meaningful
----------------------------------------------------------------------------------------------------------------------------------

Noninterest Expense

      Fourth quarter noninterest expense, before merger and restructuring-related charges, totaled $1,503.9 million, an increase of $156.1 million, or 11.6 percent, from the fourth quarter of 2000. Approximately $100 million of the increase was the result of recent acquisitions, including NOVA, Scripps Financial, Pacific Century Bank branches, and 41 bank branches in Tennessee. In addition to the impact of acquisitions, noninterest expense in the fourth quarter of 2001 was higher than the same period of 2000 due to recognition of a $27.3 million MSR impairment in the fourth quarter of 2001 and increases due to core business growth, somewhat offset by a reduction in expenses related to capital markets activities. The Company actively hedges its risk of MSR impairment through principal only and other investment positions. As such, the majority of the MSR impairment was offset by securities gains recognized during the quarter.

      Fourth quarter of 2001 noninterest expense, before merger and restructuring-related charges, was higher than the third quarter of 2001 by $85.2 million, or 6.0 percent, primarily due to the NOVA and Pacific Century Bank branch acquisitions, expenses related to capital markets activities and seasonally

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 11



higher expenses in several other expense categories, including professional services and travel and entertainment.



------------------------------------------------------------------------------------------------------------------------------------
   SIGNIFICANT ITEMS - MERGER AND RESTRUCTURING                                                                              TABLE 8
------------------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                                     TIMING
                                                                ---------------------
                                                       CURRENT    ACTUAL   ESTIMATED   ACTUAL      ACTUAL       ACTUAL       ACTUAL
   SUMMARY OF CHARGES                                 ESTIMATE     2001      2002       1Q01        2Q01         3Q01         4Q01
                                                      ------------------------------------------------------------------------------
   Firstar/U.S. Bancorp
      Severance and employee-related costs               $282.2     $268.2     $14.0    $123.6       $98.1        $22.5       $24.0
      Building and equipment                              106.5       48.7      57.8      23.6         7.7          4.6        12.8
      Investment banking and transaction costs             66.2       66.2       --       60.6         1.0          1.3         3.3
      Charitable foundation                                76.0       76.0       --       76.0         --           --          --
      Restructurings*                                     460.1      477.6     (17.5)    181.6       246.7         51.9       (2.6)
      Branch sales                                       (62.2)     (62.2)       --        --       (62.2)         --          --
      Other, net                                          130.5       84.6      45.9      38.5        28.0          7.7        10.4
                                                      ------------------------------------------------------------------------------
                                                        1,059.3      959.1     100.2     503.9       319.3         88.0        47.9
      Conversion and integration                          379.0      208.1     170.9      19.2        53.0         51.9        84.0
                                                      ------------------------------------------------------------------------------
            Total Firstar/U.S. Bancorp**                1,438.3    1,167.2     271.1     523.1       372.3        139.9       131.9
   U.S. Bancorp Piper Jaffray restructuring                50.7       50.7       --       22.6         5.4         17.6         5.1
   NOVA                                                    69.9        1.6      68.3       --          --           3.0       (1.4)
   Other acquisitions, net                                 62.0       46.9      15.1      25.1        14.2          2.6         5.0
                                                      ------------------------------------------------------------------------------
            Total merger and restructuring             $1,620.9   $1,266.4    $354.5    $570.8      $391.9       $163.1      $140.6
                                                      ==============================================================================

   *Detail of restructuring charges
        Unsecured small business credit line             $201.3
        portfolio
        Credit policy and risk management practice         90.0
        alignment
        Sale of high LTV home equity and indirect          76.6
        auto portfolios
        Branch consolidation                               20.0
        Exit other business lines and/or portfolios        72.2
                                                      ----------
               Total restructurings                      $460.1
                                                      ==========
   ** Originally estimated to be $800 million
------------------------------------------------------------------------------------------------------------------------------------

      Earnings in the fourth quarter of 2001 included pre-tax net merger and restructuring-related items of $140.6 million. The total merger and restructuring-related items included $131.9 million of net expense associated with the Firstar/U.S. Bancorp merger. In addition, $8.7 million of expense was included in the fourth quarter of 2001 for the U.S. Bancorp Piper Jaffray restructuring and other smaller acquisitions.

      The $131.9 million of net merger and restructuring-related items associated with the Firstar/U.S. Bancorp merger in the fourth quarter of 2001 included $24.0 million of severance and

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 12


employee-related costs, $12.8 million of building and equipment costs, $84.0 million of conversion and integration costs, and $11.1 million of miscellaneous other expense.

      Earnings for the full year 2001 included $1,266.4 million of pre-tax merger and restructuring-related items. An additional $354.5 million of pre-tax merger and restructuring-related items are expected to be incurred during 2002.


---------------------------------------------------------------------------------------------------
  ALLOWANCE FOR CREDIT LOSSES                                                           Table 9
---------------------------------------------------------------------------------------------------
  ($ in millions)                          4Q        3Q          2Q          1Q          4Q
                                          2001       2001        2001        2001        2000
                                       -----------------------------------------------------------

  Balance, beginning of period           $2,458.0    $1,715.7   $1,729.1     $1,786.9    $1,776.6

  Net charge-offs
      Commercial                             65.4       307.2       75.5        270.3        69.0
      Lease financing                         7.1        78.2        9.1         19.6         7.2
                                       -----------------------------------------------------------
          Total commercial                   72.5       385.4       84.6        289.9        76.2
      Commercial mortgages                    5.2         6.9      (0.2)         28.5         6.8
      Construction and development            5.1         3.4        2.5          0.8         3.9
                                       -----------------------------------------------------------
          Total commercial real estate       10.3        10.3        2.3         29.3        10.7
      Residential mortgages                   2.5         3.6        3.3          3.2         3.0
      Credit card                            72.9        71.5       68.5         57.8        54.4
      Retail leasing                          9.4         7.1        7.0          6.2         4.6
      Other retail                           98.2        85.4       74.6         90.7        80.6
                                       -----------------------------------------------------------
          Total retail                      180.5       164.0      150.1        154.7       139.6
                                       -----------------------------------------------------------
              Total net charge-offs         265.8       563.3      240.3        477.1       229.5

  Provision for credit losses
       Operating basis                      265.8     1,275.0      240.0        365.8       229.5
       Merger-related                         --         14.3      201.3        166.6         --
                                       -----------------------------------------------------------
          Total provision for
            credit losses                   265.8     1,289.3      441.3        532.4       229.5
  Losses from loan sales/transfers            --        (1.3)    (214.4)      (113.6)         --
  Acquisitions and other changes            (0.7)        17.6       --           0.5         10.3
                                       -----------------------------------------------------------

  Balance, end of period                 $2,457.3    $2,458.0   $1,715.7     $1,729.1    $1,786.9
                                       ===========================================================

  Net charge-offs to average loans (%)       0.92        1.90       0.81         1.59        0.75

  Allowance for credit losses to
     period-end loans (%)                    2.15        2.15       1.45         1.45        1.46

---------------------------------------------------------------------------------------------------

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 13

Credit Quality

      The allowance for credit losses was $2,457.3 million at December 31, 2001, compared with the allowance for credit losses of $2,458.0 at September 30, 2001. The ratio of allowance for credit losses to nonperforming loans was 245 percent at December 31, 2001, compared with 243 percent at September 30, 2001. The ratio of allowance for credit losses to period-end loans was 2.15 percent at December 31, 2001, equal to the ratio at September 30, 2001. Total net charge-offs in the fourth quarter of 2001 were $265.8 million, compared with the third quarter of 2001 net charge-offs of $563.3 million and the fourth quarter of 2000 net charge-offs of $229.5 million. Total net charge-offs in the third quarter of 2001 included $313.2 million of commercial charge-offs related to specific events and credit initiatives taken by management.

      Commercial and commercial real estate loan net charge-offs were $82.8 million for the fourth quarter of 2001, or .46 percent of average loans outstanding, compared with $395.7 million, or 2.07 percent, in the third quarter of 2001 and $86.9 million, or .44 percent, in the fourth quarter of 2000. Excluding the previously mentioned $313.2 million of the third quarter of 2001 net charge-offs, commercial and commercial real estate loan net charge-offs in the third quarter of 2001 were $82.5 million, or .43 percent of average loans outstanding.

      Retail loan net charge-offs of $180.5 million in the fourth quarter of 2001 were higher than the third quarter of 2001 by $16.5 million, or 10.1 percent, and $40.9 million, or 29.3 percent, higher than the fourth quarter of 2000. The increase in retail loan net charge-offs in the fourth quarter of 2001 over the third quarter of 2001 primarily reflected the continuing downturn in economic conditions. Retail loan net charge-offs as a percent of average loans outstanding were 1.99 percent in the fourth quarter of 2001, compared with 1.85 percent and 1.62 percent in the third quarter of 2001 and fourth quarter of 2000, respectively.

U.S. Bank Reports Fourth Quarter 2001 Results
January 15, 2002
Page 14

-------------------------------------------------------------------------------------------------
   CREDIT RATIOS                                                                      TABLE 10
-------------------------------------------------------------------------------------------------
                                               4Q         3Q        2Q         1Q        4Q
                                              2001       2001      2001       2001      2000
                                            ----------------------------------------------------

   Net charge-offs ratios*
      Commercial                                 0.64       2.79      0.66       2.34      0.59
      Lease financing                            0.48       5.24      0.62       1.38      0.51
         Total commercial                        0.62       3.08      0.66       2.24      0.58

      Commercial real estate                     0.16       0.16      0.04       0.45      0.16

      Residential mortgage                       0.16       0.22      0.18       0.17      0.14

      Credit card                                5.16       4.97      4.86       4.15      4.15
      Retail leasing                             0.77       0.61      0.63       0.59      0.46
      Other retail                               1.52       1.37      1.23       1.46      1.27
         Total retail                            1.99       1.85      1.75       1.79      1.62

   Total net charge-offs                         0.92       1.90      0.81       1.59      0.75

   Delinquent loan ratios**
      Commercial past due 90+ days               1.34       1.45      1.41       1.22      0.95
      Consumer past due 90+ days                 1.17       1.05      1.00       1.01      0.92


   *  annualized and calculated on average loan balances

   ** ratios include nonperforming loans and are expressed as a percent of ending loan balances
-------------------------------------------------------------------------------------------------

      The modest increase in net charge-offs primarily reflects current economic conditions, while the overall decrease in nonperforming assets in the fourth quarter of 2001 from the third quarter of 2001 was the result of the specific credit initiatives taken by the Company during 2001. However, given the current economic slowdown there is still significant uncertainty as to the level and timing of commercial charge-offs and nonperforming asset levels over the next several quarters.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 15




---------------------------------------------------------------------------------------------------
   ASSET QUALITY                                                                      TABLE 11
---------------------------------------------------------------------------------------------------
   ($ in millions)
                                          DEC 31        SEP 30       JUN 30     MAR 31      DEC 31
                                           2001          2001         2001       2001        2000
                                        -----------------------------------------------------------
Nonperforming loans
   Commercial                           $  526.6     $   580.8     $   724.1    $  631.9    $ 470.4
   Lease financing                         180.8         136.6         126.4       103.8       70.5
                                        -----------------------------------------------------------
      Total commercial                     707.4         717.4         850.5       735.7      540.9
   Commercial mortgages                    131.3         124.7         114.4        98.5      105.5
   Construction and development             35.9          55.5          37.3        57.8       38.2
                                        -----------------------------------------------------------
      Commercial real estate               167.2         180.2         151.7       156.3      143.7
   Residential mortgages                    79.1          76.7          67.7        64.8       56.9
   Retail                                   47.6          37.0          30.0        25.1       23.8
                                        -----------------------------------------------------------
Total nonperforming loans                1,001.3       1,011.3       1,099.9       981.9      765.3

Other real estate                           43.8          55.4          52.7        55.0       61.1
Other nonperforming assets                  74.9          65.7          62.5        53.9       40.6
                                        -----------------------------------------------------------

Total nonperforming assets*             $1,120.0     $ 1,132.4     $ 1,215.1    $1,090.8    $ 867.0
                                        -----------------------------------------------------------

Accruing loans 90 days past due         $  462.9     $   483.8     $   395.9    $  390.7    $ 385.2
                                        ===========================================================

Allowance to nonperforming loans (%)         245           243           156         176        233
Allowance to nonperforming assets (%)        219           217           141         159        206
Nonperforming assets to loans
   plus ORE (%)                             0.98          0.99          1.02        0.91       0.71


   *does not include accruing loans 90 days past due

          Nonperforming assets at December 31, 2001, totaled $1,120.0 million, compared with $1,132.4 million at September 30, 2001, and $867.0 million at December 31, 2000. The ratio of nonperforming assets to loans and other real estate was .98 percent at December 31, 2001, compared with .99 percent at September 30, 2001, and .71 percent at December 31, 2000.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 16

-------------------------------------------------------------------------------------------------
   CAPITAL POSITION                                                                   TABLE 12
-------------------------------------------------------------------------------------------------
   ($ in millions)                           DEC 31     SEP 30    JUN 30     MAR 31    DEC 31
                                              2001       2001      2001       2001      2000
                                            ----------------------------------------------------
   Total shareholders' equity                 $16,461    $16,817   $15,456    $15,243   $15,168
   Tier 1 capital                              12,488     11,802    12,860     11,831    11,602
   Total risk-based capital                    19,155     18,687    18,066     17,135    17,038

   Common equity to assets                       9.6%      10.0%      9.4%       9.5%      9.2%
   Tangible common equity to assets               5.7        5.9       6.6        6.6       6.3
   Tier 1 capital ratio                           7.6        7.2       8.0        7.4       7.2
   Total risk-based capital ratio                11.7       11.5      11.2       10.7      10.6
   Leverage ratio                                 7.7        7.4       8.0        7.5       7.4
-------------------------------------------------------------------------------------------------

          Total shareholder's equity was $16.5 billion at December 31, 2001, compared with $15.2 billion at December 31, 2000. The increase was the result of corporate earnings, including merger and restructuring-related items, offset by dividends, share buybacks and acquisitions.

          Tangible common equity to assets was 5.7 percent at December 31, 2001, compared with 5.9 percent at September 30, 2001, and 6.3 percent at December 31, 2000. The Tier 1 capital ratio was 7.6 percent at December 31, 2001, compared with 7.2 percent at both September 30, 2001, and December 31, 2000. The total risk-based capital ratio was 11.7 percent at December 31, 2001, compared with
11.5 percent at September 30, 2001, and 10.6 percent at December 31, 2000. The improvement in the Tier 1 and total risk-based capital ratios in the fourth quarter of 2001 primarily reflects changes in the mix of investment securities in addition to the issuance of "trust preferred" securities in both the third and fourth quarters of 2001. The leverage ratio was 7.7 percent at December 31, 2001, compared with 7.4 percent at both September 30, 2001, and December 31, 2000. All regulatory ratios continue to be in excess of stated "well capitalized" requirements.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 17

------------------------------------------------------------------------------------------------------
   COMMON SHARES                                                                            TABLE 13
------------------------------------------------------------------------------------------------------
   (Millions)                                          4Q       3Q        2Q        1Q        4Q
                                                      2001     2001      2001      2001      2000
                                                    -------------------------------------------------
   Beginning shares outstanding                      1,969.0   1,907.6   1,905.3   1,902.1   1,890.3

   Shares issued for stock option and stock
   purchase plans, acquisitions and other corporate
     purposes                                            1.1      62.7       2.3       3.2      11.8
   Shares repurchased                                  (18.4)     (1.3)       --        --        --
                                                    -------------------------------------------------
   Ending shares outstanding                         1,951.7   1,969.0   1,907.6   1,905.3   1,902.1
                                                    =================================================

------------------------------------------------------------------------------------------------------

          On July 17, 2001, the board of directors of U.S. Bancorp approved a plan to repurchase 56.4 million shares of the Company's outstanding common stock to replace the shares issued in connection with the acquisition of NOVA. During the fourth quarter of 2001, the Company repurchased 18.4 million shares of common stock in both public and private transactions related to this authorization. The Company had forward contracts to repurchase 26.7 million of the remaining shares of this authorization. These contracts were settled in January of 2002. On December 18, 2001, the board of directors of U.S. Bancorp approved an authorization to repurchase an additional 100 million shares of outstanding common stock over the next 24 months.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 18

--------------------------------------------------------------------------------------------------------------------------------
    LINE OF BUSINESS FINANCIAL PERFORMANCE*                                                                            TABLE 14
--------------------------------------------------------------------------------------------------------------------------------
  ($ in millions)
                                    PRE-TAX OPERATING INCOME**     PERCENT CHANGE
                                   ------------------------------ -----------------                                   4Q 2001
                                      4Q        3Q        4Q      4Q01 VS  4Q01 VS   FULL YEAR FULL YEAR  PERCENT     EARNINGS
  BUSINESS LINE                      2001      2001      2000      3Q01     4Q00      2001       2000      CHANGE    COMPOSITION
--------------------------------------------------------------------------------------------------------------------------------
  Wholesale Banking                 $  484.8  $  483.7  $  472.6      0.2      2.6   $1,956.8  $1,827.8       7.1        32 %
  Consumer Banking                     556.2     554.1     609.5      0.4     (8.7)   2,287.7   2,388.4      (4.2)       37
  Private Client, Trust and
     Asset Management                  163.0     165.2     165.0     (1.3)    (1.2)     651.3     651.2        --        11

  Payment Services                     303.8     294.1     278.7      3.3      9.0    1,156.1   1,061.2       8.9        20
  Capital Markets                       22.3      20.0      47.6     11.5    (53.2)     110.7     214.3     (48.3)        2
  Treasury and Corporate Support       (25.6)     (7.7)    (94.1)      nm    (72.8)     (59.5)   (493.0)    (87.9)       (2)
                                   -------------------------------                  ------------------------------
  Consolidated Company              $1,504.5  $1,509.4  $1,479.3    (0.3)      1.7   $6,103.1   5,649.9       8.0        100 %
                                   ===============================                  ====================

*   preliminary data

**  pre-tax income before merger and restructuring-related items and provision for credit losses nm  percentage is not meaningful


--------------------------------------------------------------------------------------------------------------------------------

Lines of Business

          Within the Company, financial performance is measured by major lines of business which include: Wholesale Banking, Consumer Banking, Private Client, Trust and Asset Management, Payment Services, Capital Markets, and Treasury and Other Corporate Support. The business line results are derived from the Company's profitability reporting systems. Designations, assignments and allocations may change from time to time as product lines change or segments are realigned to better respond to our diverse customer base. All results for 2001 and 2000 have been restated to present consistent methodologies for all business lines.

          Wholesale Banking offers lending, depository, treasury management and other financial services to middle market, large corporate and public sector clients. Wholesale Banking contributed $484.8 million of the Company's pre-tax operating income in the fourth quarter of 2001, a 2.6 percent increase over the same period of 2000 and a .2 percent increase from the third quarter of 2001. Total revenue grew by 3.0 percent from the fourth quarter of 2000 to the fourth quarter of 2001, primarily the result of an increase in noninterest income (24.6 percent), driven by cash management-related fees and core growth in the small-ticket leasing business, reduced somewhat by the impact of higher levels of nonperforming loans and declining relationship-based equity investment income. Offsetting the

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 19


favorable variance in revenue was an increase in noninterest expense (4.9 percent), primarily due to planned growth in targeted markets and small-ticket leasing growth.

          Consumer Banking delivers products and services to the broad consumer market and small businesses through banking offices, telemarketing, on-line service, direct mail and automated teller machines ("ATM"). It encompasses community banking, metropolitan banking, small business banking, consumer lending, mortgage banking and investment sales. Consumer Banking contributed $556.2 million of the Company's pre-tax operating income in the fourth quarter of 2001, an 8.7 percent decrease from the same period of 2000, and a .4 percent increase from the third quarter of 2001. Total revenue declined by .4 percent in the fourth quarter of 2001 from the same quarter of 2000. Fee-based revenue increased 12.6 percent from a year ago, while net interest income declined 5.2 percent. The decrease in net interest income reflects the impact of declining interest rates on the funding benefit of consumer deposits, the divestiture of home equity and indirect automobile loans in the first quarter of 2001, and branch divestitures during the second quarter of 2001 in connection with the FSR/USB merger. The decline was partially offset by a funding benefit related to the acquisition of 41 branches in Tennessee and the Pacific Century Bank branches in California. Growth in fee-based revenue from a year ago is primarily attributed to an increase in retail deposit and cash management fees, the result of core account growth, product pricing enhancements, the alignment and re-design of products and features following the merger, and fee revenue related to the Tennessee branch acquisition. Mortgage banking revenue also contributed to the favorable variance. Fee-based income was slightly reduced in the fourth quarter of 2001 due to the recognition of a $10 million impairment of retail leasing residuals. Noninterest expense increased over the fourth quarter of 2000 (11.3 percent), primarily due to core mortgage banking activities, recognition of a MSR impairment and the acquisition of Tennessee and Pacific Century Bank branches.

          Private Client, Trust and Asset Management provides mutual fund processing services, trust, private banking and financial advisory services through four businesses, including: the Private Client Group, Corporate Trust, Institutional Trust and Custody, and Mutual Fund Services. The business segment also offers investment management services to several client segments including mutual funds, institutional customers, and private asset management. Private Client, Trust and Asset Management contributed $163.0 million of the Company's pre-tax operating income in the fourth quarter of 2001, a 1.2 percent decrease from the same period of 2000 and a 1.3 percent decrease from the third quarter of 2001. Growth in net interest income (7.0 percent) in the fourth quarter of 2001

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 20



from the fourth quarter of 2000 was driven by growth in loans (13.9 percent) and deposits (3.6 percent). Noninterest income declined by 6.7 percent primarily due to softness in account management fees affected by the capital markets. Noninterest expense decreased by 7.3 percent due to integration synergies.

          Payment Services includes consumer and business credit cards, corporate and purchasing card services, consumer lines of credit, ATM processing and merchant processing. Payment Services contributed $303.8 million of the Company's pre-tax operating income in the fourth quarter of 2001, a 9.0 percent increase over the same period of 2000 and a 3.3 percent increase over the third quarter of 2001. Strong revenue growth of 26.2 percent over the same period of 2000, primarily due to the acquisition of NOVA, was partially offset by an increase in noninterest expense (67.4 percent) related to the acquisition.

          Capital Markets engages in equity and fixed income trading activities, offers investment banking and underwriting services for corporate and public sector customers and provides financial advisory services and securities, mutual funds, annuities and insurance products to consumers and regionally-based businesses through a network of brokerage offices. Capital Markets contributed $22.3 million of the Company's pre-tax operating income in the fourth quarter of 2001, a 53.2 percent decline from the fourth quarter of 2000 and an 11.5 percent increase from the third quarter of 2001. The unfavorable variances in pre-tax operating income from the fourth quarter of 2000 were due to significant decreases in fees related to trading, investment products fees and commissions and investment banking revenues.

          Treasury and Corporate Support includes the Company's investment and residential mortgage portfolios, funding, capital management and asset securitization activities, interest rate risk management, the net effect of transfer pricing related to loan and deposit balances, and the change in residual allocations associated with the provision for credit losses. It also includes business activities managed on a corporate basis, including income and expense of enterprise-wide operations and administrative support functions. Treasury and Corporate Support recorded a pre-tax operating loss of $25.6 million in the fourth quarter of 2001, compared with losses of $94.1 million in the fourth quarter of 2000 and $7.7 million in the third quarter of 2001. The reduction in pre-tax operating losses was primarily driven by an improvement in net interest income due to funding and asset liability management activities during the declining rate environment. Offsetting the improvement in

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 21

net interest income was a decline in earnings from equity investments relative to the fourth quarter of 2000.

VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER DAVID M. MOFFETT WILL HOST A CONFERENCE CALL TO REVIEW THE FINANCIAL RESULTS ON TUESDAY, JANUARY 15, 2002 AT 1:00 P.M. (CST). To access the conference call, please dial 800-235-0452 and ask for the U.S. Bancorp earnings conference call. Participants calling from outside the United States, please call 785-832-1523. For those unable to participate during the live call, a recording of the call will be available from 5:00 p.m.
(CST) on Tuesday, January 15, 2002 through 11:00 p.m. (CST) on Tuesday, January 22, 2002. To access the recorded message dial 888-567-0670. If calling from outside the United States, please dial 402-530-0412.

         Minneapolis-based U.S. Bancorp ("USB"), with $171 billion in assets, is the 8th largest financial services holding company in the United States. The company operates 2,186 banking offices and 4,937 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, and trust payment services products to consumers, businesses and institutions. U.S. Bancorp is the parent company of Firstar Bank and U.S. Bank. Visit U.S. Bancorp on the web at www.usbank.com and Firstar Bank at www.firstar.com.

U.S. Bancorp Reports Fourth Quarter 2001 Results
January 15, 2002
Page 22




Forward-Looking Statements

          This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, projected earnings growth, anticipated future expenses and revenues, and the future prospects of the Company. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following, in addition to those contained in the Company's reports on file with the SEC: (i) general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses, or a reduced demand for credit or fee-based products and services; (ii) changes in the domestic interest rate environment could reduce net interest income and could increase credit losses; (iii) the conditions of the securities markets could change, adversely affecting revenues from capital markets businesses, the value or credit quality of the Company's on-balance sheet and off-balance sheet assets, or the availability and terms of funding necessary to meet the Company's liquidity needs; (iv) changes in the extensive laws, regulations and policies governing financial services companies could alter the Company's business environment or affect operations; (v) the potential need to adapt to industry changes in information technology systems, on which the Company is highly dependent, could present operational issues or require significant capital spending; (vi) competitive pressures could intensify and affect the Company's profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the Internet, or bank regulatory reform; and (vii) acquisitions may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated, or may result in unforeseen integration difficulties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

                                       ###

U.S. Bancorp
CONSOLIDATED STATEMENT OF INCOME

                                                                                  Three Months Ended              Year Ended
(Dollars and Shares in Millions, Except Per Share Data)                              December 31,                December 31,
                                                                                ----------------------------------------------------
(Unaudited)                                                                          2001            2000        2001        2000
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                                              $2,071.0        $2,787.9    $9,455.4   $10,562.5
Loans held for sale                                                                    50.5            22.2       146.9       102.1
Investment securities
     Taxable                                                                          343.8           251.3     1,206.1     1,008.3
     Non-taxable                                                                       14.6            33.4        89.5       140.6
Money market investments                                                                4.0            10.8        26.6        53.9
Trading securities                                                                     16.3            14.0        57.5        53.7
Other interest income                                                                  19.2            39.4       101.6       151.4
                                                                                ----------------------------------------------------
          Total interest income                                                     2,519.4         3,159.0    11,083.6    12,072.5

INTEREST EXPENSE
Deposits                                                                              491.4           975.7     2,828.1     3,618.8
Short-term borrowings                                                                 100.6           220.7       534.1       781.7
Long-term debt                                                                        205.3           398.3     1,162.7     1,510.4
Company-obligated mandatorily redeemable preferred securities of subsidiary
  trusts holding solely the junior subordinated debentures of the parent company       47.2            22.8       149.9       112.0
                                                                                ----------------------------------------------------
          Total interest expense                                                      844.5         1,617.5     4,674.8     6,022.9
                                                                                ----------------------------------------------------
Net interest income                                                                 1,674.9         1,541.5     6,408.8     6,049.6
Provision for credit losses                                                           265.8           229.5     2,528.8       828.0
                                                                                ----------------------------------------------------
Net interest income after provision for credit losses                               1,409.1         1,312.0     3,880.0     5,221.6

NONINTEREST INCOME
Credit card fee revenue                                                               192.2           210.8       774.3       761.8
Merchant and ATM processing revenue                                                   169.9            53.9       428.8       230.3
Trust and investment management fees                                                  215.2           233.8       894.4       926.2
Deposit service charges                                                               168.7           145.4       660.6       551.1
Cash management fees                                                                   95.9            71.8       347.3       292.4
Mortgage banking revenue                                                               68.5            54.4       234.0       189.9
Trading account profits and commissions                                                50.3            62.4       221.6       258.4
Investment products fees and commissions                                              112.2           108.9       460.1       466.6
Investment banking revenue                                                             70.0            92.8       258.2       360.3
Commercial product revenue                                                            119.8            85.2       385.9       304.4
Securities gains, net                                                                  22.0             7.0       329.1         8.1
Merger and restructuring-related gains                                                   --              --        62.2          --
Other                                                                                  38.9           138.5       302.9       533.7
                                                                                ----------------------------------------------------
          Total noninterest income                                                  1,323.6         1,264.9     5,359.4     4,883.2

NONINTEREST EXPENSE
Salaries                                                                              605.8           593.7     2,347.1     2,427.1
Employee benefits                                                                      82.0            98.2       366.2       399.8
Net occupancy                                                                         103.9           104.2       417.9       396.9
Furniture and equipment                                                                78.8            76.2       305.5       308.2
Communication                                                                          43.0            35.7       181.4       138.8
Postage                                                                                44.4            44.2       179.8       174.5
Goodwill                                                                               62.4            62.2       251.1       235.0
Other intangible assets                                                                93.0            39.8       278.4       157.3
Merger and restructuring-related charges                                              140.6            84.1       946.4       348.7
Other                                                                                 390.6           293.6     1,331.4     1,130.7
                                                                                ----------------------------------------------------
          Total noninterest expense                                                 1,644.5         1,431.9     6,605.2     5,717.0
                                                                                ====================================================

Income before income taxes                                                          1,088.2         1,145.0     2,634.2     4,387.8
Applicable income taxes                                                               392.8           376.3       927.7     1,512.2
                                                                                ----------------------------------------------------
Net income                                                                           $695.4          $768.7    $1,706.5    $2,875.6
                                                                                ====================================================

EARNINGS PER COMMON SHARE
Average common shares                                                               1,951.7         1,895.7     1,927.9     1,906.0
Earnings per share                                                                     $.36            $.41        $.89       $1.51
                                                                                ----------------------------------------------------

Average diluted common shares                                                       1,958.9         1,907.7     1,939.5     1,918.5
Diluted earnings per share                                                             $.36            $.40        $.88       $1.50
                                                                                ====================================================

U.S. Bancorp
CONSOLIDATED ENDING BALANCE SHEET

                                                                                     December 31,         December 31,
(Dollars in Millions)                                                                    2001                 2000
----------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                               $   9,120              $   8,475
Money market investments                                                                    625                    657
Trading account securities                                                                  982                    753
Investment securities
     Held-to-maturity                                                                       299                    252
     Available-for-sale                                                                  26,309                 17,390
Loans held for sale                                                                       2,820                    764
Loans
     Commercial                                                                          46,330                 52,817
     Commercial real estate                                                              25,373                 26,443
     Residential mortgages                                                                5,746                  7,753
     Retail                                                                              36,956                 35,352
                                                                             -----------------------------------------
Total loans                                                                             114,405                122,365
        Less allowance for credit losses                                                  2,457                  1,787
                                                                             -----------------------------------------
        Net loans                                                                       111,948                120,578
Premises and equipment                                                                    1,741                  1,836
Customers' liability on acceptances                                                         178                    183
Goodwill and other intangible assets                                                      7,412                  5,309
Other assets                                                                              9,956                  8,724
                                                                             -----------------------------------------
      Total assets                                                                    $ 171,390              $ 164,921
                                                                             =========================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                                $  31,212              $  26,633
   Interest-bearing                                                                      65,447                 68,177
   Time deposits greater than $100,000                                                    8,560                 14,725
                                                                             -----------------------------------------
      Total deposits                                                                    105,219                109,535
Short-term borrowings                                                                    14,670                 11,833
Long-term debt                                                                           25,716                 21,876
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trusts holding solely the junior
  subordinated debentures of the parent company                                           2,826                  1,400
Acceptances outstanding                                                                     178                    183
Other liabilities                                                                         6,320                  4,926
                                                                             -----------------------------------------
      Total liabilities                                                                 154,929                149,753
Shareholders' equity
   Common stock                                                                              20                     19
   Capital surplus                                                                        4,906                  4,276
   Retained earnings                                                                     11,918                 11,658
   Treasury stock                                                                          (478)                  (880)
   Other comprehensive income                                                                95                     95
                                                                             -----------------------------------------
      Total shareholders' equity                                                         16,461                 15,168
                                                                             -----------------------------------------
      Total liabilities and shareholders' equity                                      $ 171,390              $ 164,921
----------------------------------------------------------------------------------------------------------------------